United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14c information

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ ]	Definitive Information Statement

Madison Explorations, inc.
(Name of Registrant As Specified In Chapter)

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Schedule 14C - Information Statement	Page 2

Preliminary Copy

madison explorations, inc.

(a Nevada corporation)

Information Statement

Date first mailed to stockholders: ●, 2015

2825 E. Cottonwood Parkway, Suite 500

Salt Lake City, Utah

84121

(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1. Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Madison in connection with the prior approval by the board of directors of Madison, and receipt by the board of approval by written consent of the holders of a majority of Madison’s outstanding shares of common stock, of a resolution to,

1.	amend Article First of the Articles of Madison Explorations, Inc. by changing the name of Madison Explorations, Inc. to “Madison Technologies Inc.”, or, if the new name is unacceptable to the applicable regulators having jurisdiction over the affairs of Madison Explorations, Inc., to any such other name that is approved by the board of directors in its sole discretion; and

2.	approve a consolidation of the issued and outstanding shares of common stock of Madison Explorations, Inc., without correspondingly decreasing the number of authorized shares of common stock, on a 10 “old” shares for every one “new” share basis, which will result in a decrease of Madison’s issued and outstanding share capital from 113,020,000 shares to approximately 11,302,000 shares of common stock, not including any rounding up of fractional shares to be issued on consolidation.

(collectively, the “Resolutions”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Madison provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On January 21, 2015, the board of directors of Madison approved and recommended the Resolutions. Subsequently, the holders of a majority of the voting power signed and delivered to Madison written consents representing at least 56.4% of the voting shares of common stock approving the Resolutions, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Resolutions, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Madison has obtained all necessary corporate approvals in connection with the Resolutions and your consent is not required and is not being solicited in connection with the approval of the Resolutions. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolutions will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about February ____, 2015.

Madison Explorations, Inc.

Schedule 14C - Information Statement	Page 3

This Information Statement is dated January ●, 2015 and is first being mailed to stockholders on or about February ●, 2015. Only stockholders of record at the close of business on January 20, 2015 are entitled to notice of the Resolutions and to receive this Information Statement.

Reasons for the Amendments to Articles

Management believes that the Resolutions are in the best interests of the Company and its shareholders. The amendment to the Articles of Incorporation of Madison to change its name is being made, in part, to assist management in expanding the business of Madison and to focus, identify, and assess new projects for acquisition that are more global in nature. In anticipation of expanding its business, management has decided that Madison should begin the timely process of changing its name. Management believes that the name change will result in Madison having a name that more accurately reflects the expanded focus of its business.

The amendment to consolidate the issued and outstanding shares of common stock is being made, in part, to provide Madison with more flexibility and opportunities to conduct equity financings; to increase the liquidity of Madison’s common stock; and to enhance Madison’s ability to attract future financings. Management believes that the Resolutions will enhance the acceptability of the shares of common stock by institutional investors, the financial community, and the investing public by increasing the trading price over what it would have been without the consolidation. There can be no assurance, however, that any or all of these effects will occur.

The objective of the proposed change to the issued and outstanding shares of common stock of Madison is to allow for future issuances of shares of common stock in accordance with forward stock splits, proposed equity financings, debt settlement, and contractual provisions. Moreover, based upon Madison’s historical losses from operations, Madison will require additional funding in the future. If Madison cannot obtain capital through private offerings and financings or otherwise, its ability to execute developmental plans will be greatly limited. Historically, Madison has funded its operations through the issuance of equity. Madison’s potential future cash flow and availability of financing may be subject to the appeal of private offerings, including the market prices of its shares of common stock. Further, debt financing, if utilized, could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations.

Management believes that the Resolutions will increase the marketability and liquidity of Madison in the future. Madison’s shares of common stock are available for issuance at the discretion and approval of Madison’s Board of Directors, without any further shareholder action. Since the Board of Directors will have the authority to issue additional shares of common stock to provide additional financing in the future, the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of common stock. If Madison does issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, a shareholder’s proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuances could result in a change of control.

Presently, Madison does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of common stock for any purpose, including future acquisitions and/or financings. Also, Madison is not aware of any change of control.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. The additional unissued common stock that will be available for issuance following the approval of the Resolutions could have material anti-takeover consequences, including the ability of Madison’s board of directors to issue additional shares of common stock without additional shareholder approval because unissued shares of common stock could be issued by Madison’s board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further shareholder approval, Madison’s board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover. In addition, because shareholders do not have preemptive rights under the Articles of Incorporation, the rights of existing shareholders may (depending on the particular circumstances in which the additional shares of common stock are issued) be diluted by any such issuance and increase the potential cost to acquire control of Madison.

Madison Explorations, Inc.

Schedule 14C - Information Statement	Page 4

Also, the increase in the number of unissued shares of common stock that could be issued as a result of the approval of the Resolutions may affect the rights of existing holders of common stock to the extent that future issuances of shares of common stock reduce each existing shareholder’s proportionate ownership and voting rights in Madison. In addition, possible dilution caused by future issuances of shares of common stock could be accompanied by a decline in the market price of Madison’s shares, assuming a market for Madison’s shares of common stock continues.

In proposing the Resolutions Madison’s board of directors was, in part, motivated by its desire to provide sufficient shares to permit the acquisition of other assets and financial considerations, and not by the threat of any attempt to accumulate shares or otherwise gain control of Madison. However, shareholders should nevertheless be aware that approval of the Resolutions could facilitate future efforts to deter or prevent changes of control in the future.

Other than the Resolutions, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Madison. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, Madison currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Madison has no anti-takeover mechanisms present in its governing documents or otherwise. Madison confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of Madison’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Madison or changing its Board of Directors and management. According to Madison’s Articles of Incorporation and Bylaws, the holders of Madison’s common stock do not have cumulative voting rights in the election of Madison’s directors. The combination of the present ownership by a few stockholders of a significant portion of Madison’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace Madison’s Board of Directors or for a third party to obtain control of Madison by replacing its Board of Directors.

However, Nevada, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise, such as certain defensive strategies that include, but are not limited to, the adoption of a severance plan for management and key employees, which becomes effective upon the occurrence of a change in control, the establishment of a staggered board of directors, the elimination of the right to remove a director other than for cause, and the authorization of preferred stock, the rights and preferences of which may be determined by the board. None of these measures have been adopted by Madison nor will be adopted as part of the Resolutions.

Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of Madison nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolutions.

b.	Voting Securities and Principal Holders Thereof

As of January 20, 2015, there were 113,020,000 outstanding shares of common stock of Madison, each of which was entitled to one vote for the purpose of approving the Resolutions. Stockholders of record at the close of business on January 20, 2015 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Madison confirms that there are no convertible securities in existence that are convertible into shares of common stock, with the exception of the following:

i) four convertible notes in the aggregate amount of $95,000, which are non-interest bearing, unsecured and payable on demand. At any time prior to repayment, any portion or the entire amount of the note may be converted into common stock at the discretion of the holders on the basis of $0.01 of debt to one share of common stock.

Madison Explorations, Inc.

Schedule 14C - Information Statement	Page 5

ii) two convertible notes in the aggregate amount of $35,000, which are non-interest bearing, unsecured and payable on demand. At any time prior to repayment, any portion or the entire amount of the note may be converted into common stock at the discretion of the holders on the basis of $0.005 of debt to one share of common stock.

iii) one $25,000 convertible note, which is non-interest bearing, unsecured and payable on demand. At any time prior to repayment, any portion or the entire amount of the note may be converted into common stock at the discretion of the holder on the basis of $0.045 of debt to one share of common stock.

The terms of the convertible notes will not be affected or adjusted as a result of the proposed and approved consolidation of the shares of common stock.

(i)	Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Madison, the following table sets forth all persons beneficially owning more than 5% of the common stock of Madison as at January 20, 2015. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
shares of common stock	Joseph Gallo 4448 Patterdale Street North Vancouver, British Columbia V7R 4L8 Canada	30,885,000	27.3%
shares of common stock	Steven Cozine 701-1460 Barclay Street Vancouver, British Columbia V6G 1J5 Canada	33,385,000	29.5%

[1]	The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.
[2]	Based on 113,020,000 shares of common stock issued and outstanding as of January 20, 2015.

(ii)	Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
shares of common stock	Joseph Gallo 4448 Patterdale Street North Vancouver, British Columbia V7R 4L8 Canada	30,885,000	27.3%
shares of common stock	Directors and Executive Officers (as a group)	30,885,000	27.3%

[1]	The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.
[2]	Based on 113,020,000 shares of common stock issued and outstanding as of January 20, 2015.

(iii)	Changes in Control

Except as set out above in “Reasons for the Amendments to Articles” Madison is not aware of any arrangement that may result in a change in control of Madison.

Madison Explorations, Inc.

Schedule 14C - Information Statement	Page 6

Item 2. Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Madison’s outstanding shares of common stock approved the Resolutions on January 20, 2015.

At that time none of Madison’s current or former officers or directors had any financial interest in the Resolutions except to the extent that they were shareholders of Madison.

Except as otherwise described elsewhere, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in connection with the Resolutions that is not shared by all other holders of Madison’s common stock. See “b. Voting Securities and Principal Holders Thereof” above.

Management has not received any notice of opposition to the Resolutions.

Item 4. Proposals by Security Holders.

Not applicable as no shareholder proposals have been submitted.

Item 5. Delivery of Documents to Security Holders Sharing an Address.

Madison will only deliver one information statement to multiple shareholders sharing an address, unless Madison has received contrary instructions from one or more of the shareholders. Also, Madison will promptly deliver a separate copy of this information statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written or oral request to Madison at the following address and telephone number:

Madison Explorations, Inc.

2825 E. Cottonwood Parkway, Suite 500

Salt Lake City, Utah

84121

801.326.0110

Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting Madison at the address noted above.

Where You Can Find More Information.

Madison files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information Madison files at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Madison’s filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

By Order of the Board of Directors

Dated: January 28, 2015	/s/ Joseph Gallo
Joseph Gallo – CEO

Madison Explorations, Inc.